UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(D) OR THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  April 10, 1998




              ML-LEE ACQUISITION FUND (RETIREMENT ACCOUNTS) II, L.P. (Exact name of registrant as specified in its governing instruments)


              Delaware                               04-3028397
   (State or other jurisdiction of        (IRS Employer Identification No.)
   incorporation or organization)



                             World Financial Center
                            South Tower - 23rd Floor
                         New York, New York 10080-6123
              (Address of principal executive office and zip code)


Registrant's telephone number, including area code: (212) 236-7339

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                              ITEM 5. OTHER EVENTS




     On April 10, 1998, ML-Lee Acquisition Fund II (Retirement Accounts), L.P. ("the Retirement Fund") and ML-Lee Acquisition Fund II, L.P., ("Fund II" and together with the Retirement Fund, "the Funds") the parties to ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. Securities Litigation No. 92-60(JJF) Seidel, et ano v. Thomas H. Lee, et al, No. 94-422 (JJF) and Seidel, et ano v. Thomas H. Lee, et al, No. 95-724
(JJF), three class actions brought on behalf of limited partners of the Funds, filed with United States District Court for the District of Delaware, a Stipulation of Settlement preliminarily settling these actions.


     The proposed settlement, which is subject to Court approval, provides for dismissal with prejudice of all claims against the Funds, the Funds' Investment Adviser and certain of its affiliates, the Funds' Managing General Partner and certain of its affiliates, the Funds' counsel and the Funds' Independent General Partners. Although defendants continue to deny all liability in these actions, defendants, other than the Funds, have agreed to provide cash of $16 million and certain other considerations to settle the claims asserted in these actions. In addition, certain affiliates of Thomas H. Lee, a General Partner of the Funds, have agreed to provide up to $14 million for purchases of the Funds' limited partnership units pursuant to a liquidity option to be offered to eligible class members. The Court has not yet set a date for a hearing to consider settlement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated on the 10th day of April, 1998.


              Signature                           Title



______________________              ML Mezzanine II Inc.
Audrey Bommer                       Vice President and Treasurer
                                    (Principal Financial Officer of Registrant)



______________________              ML Mezzanine II Inc.
Roger F. Castoral, Jr.              Vice President and Assistant Treasurer
                                    (Principal Accounting Officer of Registrant)